As filed with the Securities and Exchange Commission on October 19, 2010

Registration No.: 333-140615

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Post-Effective Amendment No. 1
to
Form S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Tix Corporation
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	95-4417467 (I.R.S. Employer Identification No.)

12711 Ventura Boulevard, Suite 340 Studio City, California (Address of Principal Executive Offices)	91604 (Zip Code)

2007 Equity Incentive Plan
(Full title of the Plan)

Mitchell J. Francis
Chief Executive Officer
12711 Ventura Boulevard, Suite 340
Studio City, California 91604
(Name and address of agent for service)
(818) 761-1002
(Telephone number, including area code, of agent for service)

With copies to:

Douglas S. Ellenoff, Esq.
Ellenoff Grossman & Schole LLP
150 East 42nd Street
New York, New York 10017
(212) 370-1300

     Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.
Large accelerated filer ☐	Accelerated filer ☑	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

DEREGISTRATION OF COMMON STOCK

On February 9, 2007, Tix Corporation (the “Company”) filed a registration statement (File No. 333-140615) on Form S-8 (the “Registration Statement”). The Registration Statement registered a total of 1,000,000 shares of the Company’s common stock, $.08 par value per share (the “Common Stock”), to be issued pursuant to the Company’s 2007 Equity Incentive Plan. This offering has been terminated because the Company intends to deregister the Common Stock under the Securities Exchange Act of 1934, as amended. Consequently, in accordance with an undertaking made by the Company in the Registration Statement to remove from registration, by means of a post-effective amendment, any of the securities that remain unsold at the termination of the offering, the Company hereby removes from registration the securities of the Company that are registered but unsold under the Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Studio City, California, on the 18th day of October, 2010.

TIX CORPORATION
By:	/s/ Mitchell J. Francis
Mitchell J. Francis
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signatures	Title	Date

/s/ MITCHELL J. FRANCIS Mitchell J. Francis	Chief Executive Officer, President and Chairman of the Board of Directors (Principal Executive Officer)	October 18, 2010
/s/ STEVE HANDY Steve Handy	Chief Financial Officer (Principal Financial and Accounting Officer)	October 18, 2010
/s/ BENJAMIN FRANKEL Benjamin Frankel	Director	October 18, 2010
/s/ NORMAN FEIRSTEIN Norman Feirstein	Director	October 18, 2010
/s/ SAM GEORGES Sam Georges	Director	October 18, 2010
/s/ ANDREW PELLS Andrew Pells	Director	October 18, 2010
/s/ JOSEPH MARSH Joseph Marsh	Director	October 18, 2010